Exhibit (n)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in this Registration Statement on Form N-2 of Equalize Community Development Fund (the “Fund”), and to the use of our report dated August 29, 2024 on the financial statements and financial highlights of the Fund. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 25, 2024